Exhibit 10.13

SUPPLEMENT TO

SUBSIDIARY GUARANTY AGREEMENT

SUPPLEMENT NO. 1 dated as of September 30, 2010 to the Subsidiary Guaranty Agreement (the “Guaranty Agreement”) dated as of February 26, 2008, among each of the Subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of JTH Tax, Inc., a Delaware corporation (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A.            Reference is made to the Revolving Credit Agreement dated as of February 26, 2008, among the Borrower and SunTrust Bank, as Administrative Agent,  Issuing Bank, and Swingline Lender, as amended by the Amendment to Revolving Credit Agreement, dated as of April 17, 2008, by and among the Borrower, the Lenders and the Administrative Agent, as amended by the Second Amendment to Revolving Credit Agreement, dated as of July 29, 2008, by and among the Borrower, the Lenders and the Administrative Agent, as amended by the Waiver and Consent and Third Amendment to Revolving Credit Agreement, dated as of September 30, 2010, by and among the Borrower, the Lenders and the Administrative Agent (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            The Administrative Agent, with the consent of the other Lenders, has entered into a Waiver and Consent and Third Amendment to Revolving Credit Agreement, dated as of September 30, 2010, by and between the Administrative Agent and the New Guarantor, as defined below (as amended, supplemented or otherwise modified from time to time, the “Waiver”);

C.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

D.            The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Subsidiary Loan Party.  Section 23 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (whether one or more, the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, and as a condition precedent to the Administrative Agent entering into the Waiver, to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

Section 1.  In accordance with Section 23 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it (but not the other Guarantors) as a Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor.  The Guaranty Agreement is hereby incorporated herein by reference.

Section 2.  The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.  This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.  Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

Section 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

Section 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.  All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guaranty Agreement.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

Section 8.   The New Guarantor covenants and agrees that it will deliver to the Administrative Agent and each of the Lenders the following:

(a)           as soon as available and in any event within 120 days after the end of each fiscal year of the New Guarantor, (i) a copy of the annual audited report for such fiscal year for the New Guarantor and its Subsidiaries (including the Borrower), containing a consolidated balance sheet of the New Guarantor and its Subsidiaries (including the Borrower) as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the New Guarantor and its Subsidiaries (including the Borrower) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by KPMG LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the New Guarantor and its Subsidiaries (including the Borrower) for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (ii) an unaudited consolidating balance sheet of the New Guarantor and its Subsidiaries (including the Borrower) as of the end of such fiscal year and the related unaudited consolidating statement of income and consolidating statement of cash flows of the New Guarantor and its Subsidiaries (including the Borrower) for such fiscal year; and

(b)           as soon as available and in any event within 45 days after the end of each fiscal quarter of the New Guarantor, an unaudited consolidated and consolidating balance sheet of the New Guarantor and its Subsidiaries (including the Borrower) as of the end of such fiscal quarter and the related unaudited consolidated and consolidating statement of income and consolidated statement of cash flows of the New Guarantor and its Subsidiaries (including the Borrower) for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year of the New Guarantor and its Subsidiaries (including the Borrower).

Section 9.  The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

(Signatures on following page)

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

JTH HOLDING, INC., a Delaware corporation

By:	/s/ John T. Hewitt

Name:	John T. Hewitt

Title:	Chairman, President and Chief Executive Officer

Address: c/o Liberty Tax Service
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
Attention: Chief Financial Officer
Telecopy Number: (757) 493-0169

SUNTRUST BANK, as

Administrative Agent

By:	/s/ Joel S. Rhew

Name:	Joel S. Rhew

Title:	SVP